                                                                    EXHIBIT 3.43


                                     CHARTER

                                       OF

                            MED: ASSURE SYSTEMS, INC.


         The undersigned natural person, having capacity of contract and acting as the incorporator of a corporation under the Tennessee General Corporation Act, adopt the following charter for such corporation:

         1.       The name of the corporation is MED: ASSURE SYSTEMS, INC.

         2.       The duration of the corporation is perpetual.

         3. The address of the principal office of the corporation in the State of Tennessee shall be 5408 Neilwoods Drive, Knoxville, Tennessee 37919, County of Knox.

         4.       The corporation is for profit.

         5.       The purpose for which the corporation is organized is:

                  To conduct the general business of providing documentation and verification of patient medical conditions, treatments and services for hospitals, physicians, insurance companies and other persons or entities and all business necessary and incidental thereto. The corporation is also organized for any other lawful purposes permitted by law, and shall have all the powers of a corporation as outlined in Section 48-1-402 T.C.A.


         6. The maximum number of shares which this corporation shall have the authority to issue is 2,000 shares with no par value.

         7. The corporation will not commence business until consideration of One Thousand Dollars ($1,000.00) has been received for the issuance of shares.

         8.       Other provisions:

                  (a) Capital surplus of the corporation may be distributed by resolution of the Board of Directors without stockholders' vote or approval.

                  (b) The corporation by resolution of its Board of Directors can redeem, purchase, or acquire its own stock out of unrestricted or unreserved capital surplus without stockholder approval.

                  (c) The Board of Directors of this corporation may take any action which by law they are required or permitted to take, without a meeting, upon written consent signed by all directors setting forth the action so taken.

         DATED:   February 9, 1987


                                                  /s/ W. Dale Amburn
                                                  _____________________________
                                                  INCORPORATOR

                         DESIGNATION OF REGISTERED AGENT
                                       OF
                            MED: ASSURE SYSTEMS, INC.

To The Secretary of State of the State of Tennessee:

         Pursuant to the provisions of Section 48-1-1201 of the Tennessee General Corporation Act, the undersigned incorporator of a domestic corporation being organized under the Act submits the following statement for the purpose of designating the registered agent for the corporation in the State of Tennessee:

         1.       The name of the corporation is: MED: ASSURE SYSTEMS, INC.

         2. The address of the corporation is 5408 Neilwoods Drive, Knoxville, Knox County, Tennessee 37919.

         3. The name and address of its registered agent in the State of Tennessee shall be W. Dale Amburn, 1716 Clinch Avenue, Knoxville, Knox County, Tennessee 37916.

         DATED:   February 9, 1987.


                                                 /s/ W. Dale Amburn
                                                 ______________________________
                                                 INCORPORATOR

                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                            MED ASSURE SYSTEMS, INC.

         Pursuant to the provisions or Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles or amendment to its charter:

1.       The name of the corporation is Med Assure Systems, Inc.

2.       The text of each amendment adopted is:

         The principal office of the corporation is 9207 Park West Blvd., Suite 102, Knoxville, TN 37923. The mailing address of the corporation is
         P.0. Box 30698, Knoxville, TN 37930.

3.       The corporation is a for-profit corporation.

4. The manner (if not set forth in the amendment) for implementation of any exchange, reclassification, or cancellation of issues shares is as follows:

5. The amendment was duly adopted on January 15, 1989 by (the shareholders).

[NOTE:  Please strike the choices which do not apply to this amendment.]

6. If the amendment is not to be effective when these articles are filed by the Secretary of State, the date/time it will be effective is

____________________, 19_____(date)_____________________________________(time).

[NOTE: The delayed effective date shall not be later than the 90th day after the date this document is filed by the Secretary of State.]


                                           Med Assure Systems, Inc.
3/7/90
__________________________________         _____________________________________
Signature Date                             Name of Corporation

President
                                           /s/ H. Lynn Massingale
__________________________________         _____________________________________
Signer's Capacity                          Signature

                                           H. Lynn Massingale, M.D.
                                           _____________________________________
                                           Name (typed or printed)

                      ARTICLES OF AMENDMENT TO THE CHARTER

                                       OF

                            MED: ASSURE SYSTEMS, INC.

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned Corporation hereby submits the following articles to amend its Charter and states as follows:

         1.       The name of the Corporation is Med: Assure Systems, Inc.

         2.       The text of the amendment adopted is:

                  (a) The Corporation hereby changes the street address of its principal office to 1900 Winston Road, Post Office Box 30698, Knoxville, Tennessee 37930.

                  (b) The Corporation hereby adds the following paragraph to its Charter:

"No director may be sued by the corporation or its shareholders for breach of his or her fiduciary duty to the corporation, provided, however, that this provision shall not absolve a director from a breach of his or her duty of loyalty, or acts or omissions not in good faith or which involves intentional misconduct or a knowing violation of law, or for distributions in violation of T.C.A. Section 48-18-304."

         3. After the changes are made, the street address of the registered office of the Corporation and the business office of its registered agent shall be identical.

         The amendment was duly adopted on the 28th day of October, 1992, by the board of directors without shareholder action, as such shareholder action was not required.

         DATED this 28th day of October, 1992.


                                                   MED: ASSURE SYSTEMS, INC.

                                                   By: /s/
                                                      --------------------------

                                                   Its: Secretary
                                                       -------------------------

                                        2